Exhibit 10.2

EMPLOYMENT AGREEMENT

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THIS AGREEMENT dated this 21st day of October, 2024, nun pro tunc January 1, 2024, is:

BETWEEN:	SUNSHINE BIOPHARMA INC., a Colorado corporation having its principal place of business located at 333 Las Olas Way, CU4 Suite 433, Fort Lauderdale, FL 33301 (hereinafter referred to as the “COMPANY”);

AND:	Mr. Camille Sebaaly, residing at 3040 Levesque West, Suite 506, Laval, Quebec, H7V 2G3, Canada (hereinafter referred to as the “EMPLOYEE”);

(The COMPANY and the EMPLOYEE are hereinafter collectively referred to as the “PARTIES”)

WHEREAS the COMPANY has offered to employ the EMPLOYEE as CFO of Sunshine Biopharma Inc. and Secretary of Nora Pharma Inc.;

WHEREAS the EMPLOYEE has accepted the COMPANY’s offer;

WHEREAS the PARTIES wish to set out in writing the terms and conditions of employment agreed to by the PARTIES with respect to the positions to be held by the EMPLOYEE;

WHEREAS the PARTIES have the capacity to exercise all rights required for the conclusion and performance of this agreement;

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1.	EMPLOYMENT

1.1	Position and Duration

The COMPANY hereby agrees to employ the EMPLOYEE as CFO of Sunshine Biopharma Inc. and Secretary of Nora Pharma Inc.

The EMPLOYEE will commence work as of January 1, 2024 for an indefinite period of time.

The EMPLOYEE will devote 90% of his time for Nora Pharma Inc.’s affairs.

The EMPLOYEE will report to Dr. Steve N. Slilaty, CEO of Sunshine Biopharma Inc. or to such other person as may be designated by the COMPANY from time to time.

1.2	Standard Work Week

The EMPLOYEE’s normal work week is Monday to Friday.

1.3	Main Duties and Responsibilities

The duties and responsibilities of the EMPLOYEE shall be as described in the Position Description attached hereto as Schedule A, which is non exhaustive and may be changed, increased or decreased by the COMPANY at any time.

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1.4	Place of Employment

The EMPLOYEE’s place of work shall be located at 1565 Boulevard Lionel-Boulet, Varennes, Quebec, J3X 1P7, at the time of signing or at any other place required for the operation of the COMPANY’s business and for the performance of the EMPLOYEE’s duties. The EMPLOYEE will be required to travel regularly and for the majority of his time in the performance of his work with the COMPANY.

2.	COMPENSATION AND OTHER BENEFITS

2.1	Salary

The annual base salary (Base Salary) payable by the COMPANY to the EMPLOYEE is Four Hundred Eleven Thousand Dollars Canadian ($411,000 CAD) and is subject to applicable payroll deductions.

The Base Salary is paid by the COMPANY to the EMPLOYEE in 26 equal installments by bank deposit every two weeks.

The Base Salary will be reviewed annually by the COMPANY’s Board of Directors, to determine if Base Salary should be increased in light of increase in cost of living. The minimum annual Base Salary increase shall be in accordance with the US Consumer Price Index or 5%, whichever is higher, with the first annual increase to take effect as of January 1, 2025.

EMPLOYEE will be eligible to participate in all of the COMPANY's benefit plans, including stock options, health benefits, life insurance, as well as any other retirement plans offered by the Company.

EMPLOYEE will also be eligible to receive an annualized bonus in an amount to be determined in the sole discretion of the COMPANY’s Board of Directors.

EMPLOYEE will be entitled to reimbursement from the COMPANY for all reasonable and customary expenses incurred in performing services to the COMPANY under this Agreement, including travel and entertainment expenses and other out-of-pocket expenses provided that EMPLOYEE shall submit receipts or reasonable documentation with respect to such expenses.

2.2	Vacation

The EMPLOYEE is entitled to 3 weeks of paid vacation per year, which will be pro-rated for partial years of service. The reference period for vacation calculation purposes is May 1st of each year to April 30th of the following year.

Vacations may be taken at a time agreed upon with the EMPLOYEE’s supervisor, taking into account operational requirements and the EMPLOYEE’s preferences.

3.	SPECIAL PROVISIONS

3.1	Exclusivity; No Conflict of Interest

The EMPLOYEE undertakes to devote all of his time and attention to the performance of his duties with the COMPANY. Therefore, while employed by the COMPANY, the EMPLOYEE agrees not to engage in any other employment or in any commercial, professional or volunteer activity in any capacity, whether paid or unpaid, unless prior written permission is obtained from the COMPANY.

In all circumstances, the EMPLOYEE must avoid any situation that could be directly or indirectly interpreted as creating a conflict of interest, in particular by accepting payment or any form of compensation from a third party in the course of his employment.

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3.2	Intellectual Property

In consideration of this Agreement and its use by the COMPANY, the EMPLOYEE agrees that all COMPANY technology, which includes all inventions, intellectual property (including but not limited to patents, copyrights, trade secrets, industrial designs and trademarks), technologies, marketing strategies, marketing strategies, discoveries, designs, developments, methods, modifications, improvements, processes, algorithms, databases, computer programs, formulas, modifications, improvements, processes, audio or visual works and other works or copyrights, whether recordable or not, which the EMPLOYEE makes, discovers, designs, reduces to practice or develops (in whole or in part, alone or jointly with others) in the course of performing employment duties with the COMPANY, or where such technology is based on or utilizes in any way confidential information of the COMPANY or its affiliates, customers or partners, shall be owned exclusively by the COMPANY (“COMPANY Technology”).

Should the EMPLOYEE, within two (2) years following the termination of the EMPLOYEE’s employment by the COMPANY, disclose to a third party any intellectual property conceived or made by the EMPLOYEE or should a patent, copyright or trademark application be filed by the EMPLOYEE or on behalf of the EMPLOYEE and if the intellectual property in question relates to the business of the COMPANY or the employment duties of the EMPLOYEE hereunder, then the intellectual property shall be presumed to have been conceived or made by the EMPLOYEE during the period of EMPLOYEE’s employment by the COMPANY and all of the EMPLOYEE’s rights, titles and interests therein shall be hereby assigned to the COMPANY.

During the EMPLOYEE’s employment at the COMPANY, the EMPLOYEE agrees to promptly disclose in writing to the COMPANY any Company Technology, including any and all inventions, intellectual property (including, but not limited to, patent, copyright, trade secret, industrial design and trademark), technologies, marketing strategies, go-to-market strategies, discoveries, designs, developments, methods, modifications, improvements, processes, algorithms, databases, computer programs, formulae, audio or visual works and other works or authorship, whether or not registrable, that the EMPLOYEE creates, makes, conceives or reduces to practice (alone, jointly with others or under his or her direction), in the course of performing employment duties with the COMPANY, or where such technology is based upon or utilizes in any way confidential information of the COMPANY or its affiliates, customers or partners.

The EMPLOYEE acknowledges that the COMPANY is the exclusive owner of the COMPANY Technology. To confirm this ownership, and in consideration of this agreement and the terms of employment herein, the EMPLOYEE will assign and does hereby assign to the COMPANY his/her entire right, title and interest in Canada and in all countries and territories worldwide and under any international conventions, in and to any and all COMPANY Technology, as well as the EMPLOYEE’s entire right, title and interest in and to any applications for registration of the COMPANY Technology which may be filed, including any and all divisional patent applications, continuations, continuations-in-part, and any and all patents which may issue or re-issue, and all trademarks and trademark applications, copyrights and copyright applications, and other intellectual property rights in all countries and territories worldwide and under any international conventions. The EMPLOYEE hereby waives, in consideration of this agreement and the terms of employment herein, as against the COMPANY, its successors, assigns and licensees, all moral rights the EMPLOYEE may have or will acquire in respect of copyrightable works. The EMPLOYEE agrees to enforce the moral rights as against others as directed by and at the cost of the COMPANY.

The EMPLOYEE agrees not to make any claims against the COMPANY or any third party with respect to the COMPANY Technology, including claims relating to ownership, consideration for obligations relating to the assignment and execution of documents described above, and validity, as applicable.

The EMPLOYEE will cooperate with and assist the COMPANY, at the COMPANY’s expense, both during and after employment with the COMPANY, in obtaining, perfecting, maintaining, protecting, and enforcing the COMPANY’s rights in the COMPANY Technology.

Finally, the EMPLOYEE undertakes not to publish, distribute or otherwise make public any work, or participate directly or indirectly in the publication, distribution or making public of any work, literary or otherwise, in any form whatsoever, relating to or concerning, either principally or incidentally, the duties and responsibilities of the EMPLOYEE with the COMPANY or the operations of the COMPANY, unless the EMPLOYEE obtains the prior and express written authorization of the COMPANY to do so.

This Section 3.2 shall survive the termination of this Agreement.

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3.3	Compliance with Policies and Employee Handbook

The EMPLOYEE agrees to abide by the COMPANY’s policies, procedures and Employee Handbook, both present and future. A copy of the COMPANY's Employee Handbook was provided to the EMPLOYEE at the time of signing this agreement.

4.	TERMINATION OF EMPLOYMENT

The EMPLOYEE may terminate his employment at any time by giving at least two (2) weeks’ written notice to the COMPANY.

The COMPANY may terminate the EMPLOYEE’s employment at any time without notice or compensation in lieu thereof, or any other payment, if the COMPANY has cause for termination.

Cause for termination includes, but is not limited to, gross misconduct, willful negligence in the performance of the EMPLOYEE’s duties, fraud, theft or other dishonesty, gross insubordination, serious misuse of the organization's property or name, a significant breach of the health and safety policy, physical violence or aggressive behaviour, harassment, discrediting the organization, breach of confidentiality, indecent or immoral acts, deliberate damage to property, and similar matters, as adjudicated by a court of law having competent jurisdiction.

In the event that the COMPANY wishes to terminate the EMPLOYEE’s employment without cause, it may do so by giving the EMPLOYEE a severance payment $2 million CAD cash plus the minimum notice of termination (or compensation in lieu thereof) to which the EMPLOYEE is entitled under the Quebec Act Respecting Labour Standards, the Civil Code of Quebec or similar successor legislation, less deductions required by law, in settlement of all claims or causes of action relating to the termination of the EMPLOYEE’s employment, so that no further notice or payment or indemnity of any kind will be required.

5.	GENERAL PROVISIONS

5.1	Severability

If any provision of this agreement is held to be invalid, void or unenforceable, then the remainder of this agreement, or the application of such provision to the PARTIES or to the circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and shall be enforced to the fullest extent permitted by law. The PARTIES agree to renegotiate any such invalid, void or unenforceable provision in good faith in order to provide a reasonably acceptable alternative consistent with the basic purposes of this agreement.

5.2	Entire Agreement

This agreement and the Non-Disclosure, Non-Competition and Non-Solicitation Agreement appended as Schedule B hereto represent the entire agreement between the PARTIES with respect to the employment of the EMPLOYEE by the COMPANY. No statement, representation, promise or condition not contained in this agreement, including its schedules, can and shall be allowed to contradict, modify or affect in any way the terms of this agreement.

5.3	Applicable Laws; Jurisdiction

This contract is subject to the laws in force in the province of Quebec. The parties hereto hereby submit all matters related to this Agreement to the non-exclusive jurisdiction of the courts of Quebec, district of Montreal.

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5.4	Assignment

This agreement cannot be assigned by the EMPLOYEE. The EMPLOYEE hereby agrees that the COMPANY may assign this agreement upon written notice to the EMPLOYEE.

5.5	Independent Legal Advice

The EMPLOYEE acknowledges that he or she has had the opportunity to obtain independent legal advice before signing this agreement and acknowledges that he or she fully understands the nature of the agreement, which the EMPLOYEE is entering into voluntarily.

5.6	Language

The PARTIES have expressly requested and required that this agreement and all other related documents be drawn up in the English language. Les PARTIES conviennent et exigent expressément que ce contrat et tous les documents qui s’y rapportent soient rédigés en anglais.

IN WITHNESS THEREOF, THE PARTIES HAVE SIGNED on this 21st day of October 2024.

THE COMPANY: SUNSHINE BIOPHARMA INC.	THE EMPLOYEE

Dr. Steve N. Slilaty, CEO	Mr. Camille Sebaaly

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SCHEDULE A

JOB DESCRIPTION

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